Exhibit 99.1

Contacts

Analyst:	Robert Lentz	Media:	Scott Griffin
	614-876-2000		740-657-6516

Greif Reports Fourth Quarter 2014 Results

•	Net sales for the fourth quarter 2014 were flat compared to the fourth quarter 2013 after eliminating the effect of acquisitions, dispositions and currency fluctuations

•	Quarterly results were positively impacted by gains on the sale of businesses of $21.2 million and a decrease in SG&A expenses of $2.3 million, offset by asset impairment charges of $70.2 million and restructuring costs of $5.6 million

•	EBITDA[1] before special items[2] of $149.2 million in fourth quarter 2014 compared to $145.7 million in fourth quarter 2013

•	Diluted Class A earnings per share attributable to Greif, Inc. of $0.15 and $1.56 for the fourth quarter and fiscal year 2014, respectively, compared to $0.65 and $2.47 for the fourth quarter and fiscal year 2013, respectively. Diluted Class A earnings per share attributable to Greif, Inc. were $2.01 for fiscal year 2014 after eliminating the tax-effected impact of fiscal year 2014 timberland gains and fourth quarter 2014 non-cash asset impairment charges

•	Long-term debt, current portion of long-term debt, and short-term debt decreased $171 million during the fourth quarter 2014 primarily from the application of proceeds from the sale of businesses

•	Tax rate for 2014 was negatively impacted by non-deductible goodwill, valuation allowances related to non-U.S. jurisdictions, uncertain tax positions, and discrete deferred tax adjustments

DELAWARE, Ohio (January 14, 2015) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its fourth quarter, which ended October 31, 2014:

David B. Fischer, president and chief executive officer, stated, “During the fourth quarter we took actions to improve our business portfolio, address underperforming assets and generate additional cash. Specific initiatives are also being implemented in fiscal 2015 and beyond consistent with our strategy. As previously discussed, we are in the midst of a comprehensive effort to aggressively address our underperforming and loss-generating operations, as well as SG&A costs. The fourth quarter 2014 results were lower than expected, primarily due to asset impairment charges in the Flexible Products & Services segment, the negative impact of foreign currency translation and a decrease in selling prices. Our proceeds from divestitures and continued focus on cash resulted in a $171 million reduction in debt during the quarter.”

Consolidated Results

Net sales decreased 4.2 percent to $1,048.1 million for the fourth quarter of 2014 compared with $1,094.2 million for the fourth quarter of 2013. This decrease was primarily due to the negative impact from foreign currency translation of 2.5 percent, a decrease in selling prices of 0.3 percent and a decrease in volumes of 1.4 percent. The lower selling prices were in the Paper Packaging and Flexible Products & Services segments. Although overall company volumes were lower, compared to volumes in the fourth quarter of 2013, volumes in the Rigid Industrial Packaging & Services segment increased 4.9 percent in Europe and 2.8 percent in North America, but decreased 22.5 percent in Latin America. Volumes decreased 9.3 percent within the Flexible Products & Services segment, primarily due to the previously reported sale of the multiwall packaging business in August.

[1]	EBITDA is defined as net income plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.
[2]	A summary of all special items that are included in operating profit before special items and in EBITDA before special items is set forth in the Selected Financial Highlights table following the Company Outlook in this release

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Gross profit was $202.9 million for the fourth quarter of 2014 compared with $226.1 million for the fourth quarter of 2013. Declines in the Rigid Industrial Packaging & Services, Paper Packaging, and Flexible Products & Services segments were partially offset by an increase in the Land Management segment. The decrease was primarily due to competitive pressures in Western Europe, the continuing impact of the occupation of a manufacturing facility in Turkey during the second quarter of 2014, which has resulted in higher costs incurred to find alternative supply sources to satisfy customers, and the net effect of acquisitions and divestitures. Gross profit margin was 19.4 percent for the fourth quarter of 2014 compared to 20.7 percent for the fourth quarter of 2013.

SG&A expenses decreased 2.0 percent to $113.6 million for the fourth quarter of 2014 from $115.9 million for the fourth quarter of 2013. This decrease was primarily due to divestitures, lower employee costs as a result of settlement of Brazilian labor claims, a reduction in management compensation and lower amortization of intangible assets, partially offset by higher professional fees related to the sale of the multiwall packaging business. SG&A expenses were 10.8 percent of net sales for the fourth quarter of 2014 compared with 10.6 percent of net sales for the fourth quarter of 2013.

Restructuring charges were $5.6 million for the fourth quarter of 2014 compared with $2.2 million for the fourth quarter of 2013. Charges in the fourth quarter of 2014 were primarily related to employee separation costs in the Flexible Products & Services segment and within the European operations of the Rigid Industrial Packaging & Services segment.

Operating profit was $37.5 million for the fourth quarter of 2014 compared with $97.9 million for the fourth quarter of 2013. The $60.4 million decrease consisted of a $1.7 million increase in the Paper Packaging segment, a $43.6 million decrease in the Flexible Products & Services segment, a $14.4 million decrease in the Land Management segment, and a $4.1 million decrease in the Rigid Industrial Packaging & Services segment. Factors contributing to the $60.4 million decrease were lower gross profit as discussed above, the $3.4 million increase in restructuring charges and the $43.3 million increase in non-cash asset impairment charges along with no timberland sales (resulting in no gains) during the fourth quarter 2014. These factors were partially offset by $21.2 million of net gains on divestitures and the $2.3 million decrease in SG&A expenses discussed above. Operating profit before special items2 was $113.7 million for the fourth quarter of 2014 compared with $109.8 million for the fourth quarter of 2013.

EBITDA was $73.0 million for the fourth quarter of 2014 compared with $133.8 million for the fourth quarter of 2013. The $60.8 million decrease was primarily due to the same factors that impacted operating profit. EBITDA before special items2 was $149.2 million for the fourth quarter of 2014 versus $145.7 million for the fourth quarter of 2013. Depreciation, depletion and amortization expense was $38.4 million for the fourth quarter of 2014 compared with $39.2 million for the fourth quarter of 2013.

Cash provided by operating activities was $145.0 million for the fourth quarter of 2014 compared with $131.6 million for the fourth quarter of 2013. Free cash flow3 was $194.7 million for the fourth quarter of 2014 compared with free cash flow of $98.8 million for the fourth quarter of 2013. The increase in free cash flow was due to the sale of select non-core assets and the improvement of cash generated by operations.

Interest expense, net, was $20.3 million for the fourth quarter of 2014 compared with $21.6 million for the fourth quarter of 2013. The decrease was the result of lower average outstanding debt.

Income tax expense was $50.8 million and $39.2 million for the fourth quarters of 2014 and 2013, respectively. Income tax expense for the fiscal year 2014 was $115.0 million compared with $98.8 million for fiscal year 2013. The company’s annual effective tax rate was 72.8 percent for 2014 compared with 40.6 percent for 2013. The company’s 2014 annual effective tax rate was impacted by, among other factors, non-deductible goodwill (15.6%), valuation allowances related to non-U.S. jurisdictions (18.7%), uncertain tax positions (7.2%) and discrete deferred tax adjustments (1.6%).

Net income attributable to Greif, Inc. for the fourth quarter of 2014 was $8.7 million or $0.15 per diluted Class A share and $0.22 per diluted Class B share versus net income attributable to Greif, Inc. for the fourth quarter of 2013 of $38.0 million, or $0.65 per diluted Class A share and $0.97 per diluted Class B share.

[2]	A summary of all special items that are included in operating profit before special items and in EBITDA before special items is set forth in the Selected Financial Highlights table following the Company Outlook in this release
[3]	Free cash flow is defined as net cash provided by operating activities less capital expenditures, timberland purchases and acquisitions of companies, net of cash acquired, plus proceeds from sales of properties, plants, equipment, businesses, timberland and other assets.

Segment Results

Rigid Industrial Packaging & Services

Net sales decreased 3.8 percent to $752.7 million for the fourth quarter of 2014 compared with $782.1 million for the fourth quarter of 2013. The decrease in net sales was attributable to a negative 3.2 percent impact of foreign currency translation and volume decreases of 1.0 percent, partially offset by net price increases of 0.4 percent. The volumes in the Rigid Industrial Packaging & Services segment increased 4.9 percent in Europe and 2.8 percent in North America, and decreased 22.5 percent in Latin America.

Gross profit was $136.4 million for the fourth quarter of 2014 compared with $149.6 million for the fourth quarter of 2013. The $13.2 million decrease in gross profit was primarily due to competitive pressures in Western Europe and increased transportation and labor costs. Gross profit margin decreased to 18.1 percent for the fourth quarter of 2014 from 19.1 percent for the fourth quarter of 2013.

Operating profit was $46.7 million for the fourth quarter of 2014 compared with $50.8 million for the fourth quarter of 2013. The $4.1 million decrease was primarily due to the same factors that impacted the segment’s gross profit partially offset by a decrease in amortization of intangible assets due to the sale of businesses and lower employee costs. Operating profit before special items was $54.8 million for the fourth quarter of 2014 versus $69.3 million for the fourth quarter of 2013.

EBITDA was $71.2 million for the fourth quarter of 2014 compared with $75.3 million for the fourth quarter of 2013. EBITDA before special items was $79.3 million for the fourth quarter of 2014 compared with $93.8 million for the fourth quarter of 2013. Depreciation, depletion and amortization expense was $27.3 million for the fourth quarter of 2014 compared with $26.7 million for the fourth quarter of 2013.

Paper Packaging

Net sales decreased 2.0 percent to $186.6 million for the fourth quarter of 2014 compared with $190.4 million for the fourth quarter of 2013. The decrease was attributable to lower selling prices of 1.4 percent and lower volumes of 0.6 percent.

Gross profit was $51.8 million for the fourth quarter of 2014 compared with $53.3 million for the fourth quarter of 2013. This decrease was due to the same factors that impacted the segment’s net sales and increased transportation costs. Gross profit margin decreased to 27.8 percent for the fourth quarter of 2014 from 28.0 percent for the fourth quarter of 2013.

Operating profit and operating profit before special items were $41.4 million for the fourth quarter of 2014 compared with $39.7 million for the fourth quarter of 2013. The $1.7 million increase was due to the $4.2 million gain on the sale of a business, partially offset by increased transportation costs.

EBITDA and EBITDA before special items were $48.6 million for the fourth quarter of 2014 compared with $47.3 million for the fourth quarter of 2013. This increase was due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $7.2 million for the fourth quarter of 2014 compared with $7.6 million for the fourth quarter of 2013.

Flexible Products & Services

Net sales decreased 12.6 percent to $100.0 million for the fourth quarter of 2014 compared with $114.4 million for the fourth quarter of 2013. The decrease was attributable to volume decreases of 9.3 percent primarily due to reduced sales of $13 million as a result of the sale of the multiwall packaging business and due to lost sales attributable to the impact of the occupation of a manufacturing facility in Turkey during the second quarter of 2014. The impact of foreign currency translation for the fourth quarter of 2014 was a negative 2.8 percent compared with the fourth quarter of 2013.

Gross profit was $10.8 million for the fourth quarter of 2014 compared with $20.2 million for the fourth quarter of 2013. The decrease in gross profit was primarily due to the continuing impact of the occupation of a manufacturing facility in Turkey during the second quarter of 2014, which has resulted in higher costs incurred to find alternative supply sources to satisfy customers, and the sale of the multiwall packaging business. Gross profit margin decreased to 10.8 percent for the fourth quarter of 2014 from 17.7 percent for the fourth quarter of 2013.

Operating loss was $56.2 million for the fourth quarter of 2014 compared with an operating loss of $12.6 million for the fourth quarter of 2013. This increase in operating loss was primarily related to non-cash asset impairment charges related to the closure of the fabric hub in Saudi Arabia and to goodwill related to the segment, partially offset by the gain on the sale of the multiwall packaging business. Operating profit before special items was $11.9 million for the fourth quarter of 2014 versus operating loss before special items of $1.9 million for the fourth quarter of 2013.

EBITDA was negative $53.7 million for the fourth quarter of 2014 compared with negative $9.7 million for the fourth quarter of 2013. This decrease was due to the same factors that impacted the segment’s operating loss. EBITDA before special items was $14.4 million for the fourth quarter of 2014 compared with $1.0 million for the fourth quarter of 2013. Depreciation, depletion and amortization expense was $2.6 million for the fourth quarter of 2014 compared with $4.0 million for the fourth quarter of 2013.

Land Management

Net sales increased 20.5 percent to $8.8 million for the fourth quarter of 2014 compared with $7.3 million for the fourth quarter of 2013. The increase was due to higher timber sales as planned for the fourth quarter of 2014.

Operating profit decreased to $5.6 million for the fourth quarter of 2014 from $20.0 million for the fourth quarter of 2013. This decrease was primarily due to no timberland gains (due to no timberland sales) in the fourth quarter of 2014 compared to $17.3 million of timberland gains in the fourth quarter of 2013. The fourth quarter of 2013 timberland gains resulted from the sale of timberland in the first phase of an approximately $90 million multi-phase sales contract. The company closed the last phase of sales under this contract in the first quarter of 2015. Operating profit before special items was $5.6 million for the fourth quarter of 2014 compared with $2.7 million for the fourth quarter of 2013. Special use property disposals included in operating profit were $2.8 million for the fourth quarter of 2014 versus $0.7 million for the fourth quarter of 2013.

EBITDA was $6.9 million and $20.9 million for the fourth quarters of 2014 and 2013, respectively. This decrease was due to the timberland gain in 2013 previously mentioned. EBITDA before special items was $6.9 million for the fourth quarter of 2014 compared with $3.6 million for the fourth quarter of 2013. Depreciation, depletion and amortization expense was $1.3 million and $0.9 million for the fourth quarters of 2014 and 2013, respectively.

Other Financial Information

Long-term debt was $1,087.4 million at October 31, 2014 compared with $1,207.2 million at Oct. 31, 2013. The decrease in long-term debt was primarily due to the application of proceeds from the sale of three businesses in the Rigid Industrial Packaging & Services segment, one business in the Paper Packaging segment, and the multiwall packaging business in the Flexible Products & Services segment to debt reduction, partially offset by debt incurred for the funding of two acquisitions completed in the first quarter of 2014.

Capital expenditures were $43.9 million for the fourth quarter of 2014 compared with $53.8 million for fourth quarter of 2013. There were $1.1 million of timberland purchases for the fourth quarter of 2014 compared with $8.5 million of timberland purchases for the fourth quarter of 2013. Depreciation, depletion and amortization expense was $38.4 million for the fourth quarter of 2014 compared with $39.2 million for the fourth quarter of 2013.

On December 9, 2014, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.62 per share of Class B Common Stock. These dividends were payable on January 1, 2015, to stockholders of record at close of business on December 19, 2014.

Company Outlook

The company anticipates the overall global economy to reflect a modest recovery in fiscal 2015, with positive aspects of the improving economy in the United States being offset by the negative trends in other regions, particularly in Europe and Latin America. We anticipate that foreign currency matters will continue to present challenges for the company, as the strengthening of the United States dollar against other currencies will continue to impact the company’s revenues and net income. During the fourth quarter, the company sold several businesses and plans to continue to accelerate restructuring plans and facility closures and pursue the sale of select non-core assets as part of our overall strategic transformation. We also plan to implement SG&A cost savings actions throughout 2015 and beyond. We will provide more information about our strategic transformation and SG&A actions in our upcoming Investor Day, to be held on January 21st. Based on these factors, fiscal 2015 adjusted Class A earnings per share is expected to be in the range of $2.25 to $2.35, excluding gains and losses on the sales of businesses, timberland and property, plant and equipment, and acquisition related costs, as well as restructuring and impairment charges.

Selected Financial Highlights

(Dollars in millions, except share amounts)

	Three months ended October 31,		Twelve months ended October 31,
	2014	2013 [4]	2014	2013 [4]
Selected Financial Highlights
Net sales	$1,048.1	$1,094.2	$4,239.1	$4,219.9
Operating profit	37.5	97.9	249.3	341.6
Operating profit before special items	113.7	109.8	335.7	361.3
EBITDA	73.0	133.8	395.6	486.1
EBITDA before special items	149.2	145.7	482.0	505.8
Cash provided by operating activities	145.0	131.6	261.8	250.3
Net income attributable to Greif, Inc.	8.7	38.0	91.5	144.7
Diluted Class A earnings per share attributable to Greif, Inc.	$0.15	$0.65	$1.56	$2.47
Special items
Restructuring charges	$(5.6)	$(2.2)	$(16.1)	$(4.8)
Acquisition-related costs	(0.4)	(0.1)	(1.6)	(0.8)
Debt extinguishment charges	—	—	—	(1.3)
Timberland gains	—	17.3	17.1	17.3
Non-cash asset impairment charges	(70.2)	(26.9)	(85.8)	(31.4)

Total special items	(76.2)	(11.9)	(86.4)	(21.0)

Total special items, net of tax	41.3	6.5	47.1	12.4

Impact of total Special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.70	$0.11	$0.80	$0.22

	October 31, 2014	October 31, 2013
Working capital [5]	$303.0	$290.9
Net working capital [5]	217.9	212.8
Long-term debt	1,087.4	1,207.2
Net debt [6]	1,068.0	1,203.2

Conference Call

The company will host a conference call to discuss the fourth quarter of 2014 results on January 15, 2015, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center/Conference Calls. A replay of the conference call will be available on the company’s website approximately one hour following the call.

Greif is hosting an Investor Day on Wednesday, January 21, 2015 from 9:00AM – 12 noon ET with a continental breakfast beginning at 8:15AM. The location is The Michelangelo Hotel, 152 West 51st street, New York, NY 10019. This event will provide investors the opportunity to learn more about Greif’s strategy, including Q&A with members of the executive team. Please visit www.Greif.com in the investors section to learn more about this conference. Space is limited, Please RSVP to Lisa Jackson at lisa.jackson@greif.com.

[4]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.
[5]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[6]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible and corrugated containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management.

Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business, (ii) historically, our business has been sensitive to changes in general economic or business conditions, (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiii) our business may be adversely impacted by work stoppages and other labor relations matters, (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvi) legislation/regulation related to climate change and environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xix) changing climate conditions may adversely affect our operations and financial performance, (xx) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxi) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, and (xxii) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended		Twelve months ended
	October 31,		October 31,
	2014	2013 [7]	2014	2013 [7]
Net sales	$1,048.1	$1,094.2	$4,239.1	$4,219.9
Cost of products sold	845.2	868.1	3,428.1	3,387.7

Gross profit	202.9	226.1	811.0	832.2
Selling, general and administrative expenses	113.6	115.9	496.7	477.3
Restructuring charges	5.6	2.2	16.1	4.8
Timberland gains	—	(17.3)	(17.1)	(17.3)
Non-cash asset impairment charges	70.2	26.9	85.8	31.4
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(24.0)	0.5	(19.8)	(5.6)

Operating profit	37.5	97.9	249.3	341.6
Interest expense, net	20.3	21.6	81.8	83.8
Debt extinguishment charges	—	—	—	1.3
Other expense, net	2.9	3.3	9.5	13.1

Income before income tax expense and equity earnings of unconsolidated affiliates, net	14.3	73.0	158.0	243.4
Income tax expense	50.8	39.2	115.0	98.8
Equity earnings of unconsolidated affiliates, net of tax	1.0	1.4	1.9	2.9

Net income	(35.5)	35.2	44.9	147.5
Net (income) loss attributable to noncontrolling interests	44.2	2.8	46.6	(2.8)

Net income attributable to Greif, Inc.	$8.7	$38.0	$91.5	$144.7

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.15	$0.65	$1.56	$2.47
Class B Common Stock	$0.22	$0.97	$2.33	$3.70
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.15	$0.65	$1.56	$2.47
Class B Common Stock	$0.22	$0.97	$2.33	$3.70
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.5	25.4	25.5	25.4
Class B Common Stock	22.1	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.5	25.4	25.5	25.4
Class B Common Stock	22.1	22.1	22.1	22.1

[7]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	October 31, 2014	October 31, 2013 [8]
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$85.1	$78.1
Trade accounts receivable	501.3	481.9
Inventories	381.1	374.4
Current portion related party notes receivable	0.2	2.8
Other current assets	187.0	163.1

	1,154.7	1,100.3

LONG-TERM ASSETS
Goodwill	880.2	998.4
Intangible assets	166.5	185.2
Related party note receivable	—	12.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	122.1	142.1

	1,219.7	1,389.2

PROPERTIES, PLANTS AND EQUIPMENT	1,293.0	1,397.2

	$3,667.4	$3,886.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$471.1	$431.3
Short-term borrowings	48.1	64.1
Current portion of long-term debt	17.6	10.0
Other current liabilities	314.9	304.0

	851.7	809.4

LONG-TERM LIABILITIES
Long-term debt	1,087.4	1,207.2
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	461.8	446.9

	1,592.5	1,697.4

SHAREHOLDERS’ EQUITY	1,223.2	1,379.9

	$3,667.4	$3,886.7

[8]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	October 31,		October 31,
	2014	2013 [9]	2014	2013 [9]
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(35.5)	$35.2	$44.9	$147.5
Depreciation, depletion and amortization	38.4	39.2	155.8	157.6
Asset impairments	70.2	29.5	85.8	34.0
Other non-cash adjustments to net income	(10.0)	(13.9)	(29.5)	(16.0)
Working capital changes	76.5	34.2	(5.1)	(75.3)
Increase (decrease) in cash from changes in certain assets and liabilities and other	5.4	7.4	9.9	2.5

Net cash provided by operating activities	145.0	131.6	261.8	250.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	—	(53.5)	—
Purchases of properties, plants, equipment and timber properties	(45.0)	(62.3)	(194.7)	(145.4)
Proceeds from the sale of properties, plants, equipment, businesses, timberland and other assets	94.7	29.5	164.9	41.5
Payments on notes receivable with related party, net	13.0	0.6	14.3	3.2
Other	0.0	0.0	—	—

Net cash used in investing activities	62.7	(32.2)	(69.0)	(100.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(157.7)	(46.5)	(88.3)	(12.9)
Payment of deferred purchase price related to acquisitions	—	(46.6)	—	(46.6)
Dividends paid	(24.8)	(24.7)	(98.6)	(98.3)
Other	(1.2)	0.1	6.4	(2.1)

Net cash provided by (used in) financing activities	(183.7)	(117.7)	(180.5)	(159.9)

EFFECTS OF EXCHANGE RATES ON CASH	(3.9)	1.5	(5.3)	(3.1)
Net increase (decrease) in cash and cash equivalents	20.1	(16.8)	7.0	(13.4)
Cash and cash equivalents at beginning of the period	65.0	94.9	78.1	91.5

Cash and cash equivalents at end of the period	$85.1	$78.1	$85.1	$78.1

[9]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

FINANCIAL HIGHLIGHTS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	October 31,		October 31,
	2014	2013 [10]	2014	2013 [10]
Net sales:
Rigid Industrial Packaging & Services	$752.7	$782.1	$3,077.0	$3,062.1
Paper Packaging	186.6	190.4	706.8	676.0
Flexible Products & Services	100.0	114.4	425.8	448.7
Land Management	8.8	7.3	29.5	33.1

Total net sales	$1,048.1	$1,094.2	$4,239.1	$4,219.9

Operating profit (loss):
Rigid Industrial Packaging & Services	$46.7	$50.8	$170.1	$196.8
Paper Packaging	41.4	39.7	125.8	123.8
Flexible Products & Services	(56.2)	(12.6)	(78.6)	(11.7)
Land Management	5.6	20.0	32.0	32.7

Total operating profit	$37.5	$97.9	$249.3	$341.6

EBITDA [11]:
Rigid Industrial Packaging & Services	$71.2	$75.3	$271.7	$295.3
Paper Packaging	48.6	47.3	155.6	154.3
Flexible Products & Services	(53.7)	(9.7)	(68.0)	(0.9)
Land Management	6.9	20.9	36.3	37.4

Total EBITDA	$73.0	$133.8	$395.6	$486.1

[10]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.
[11]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

SPECIAL ITEMS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	October 31,		October 31,
	2014	2013 [12]	2014	2013 [12]
Rigid Industrial Packaging & Services
Restructuring charges	$3.8	$2.3	$9.6	$4.3
Acquisition-related costs	0.4	0.1	1.6	0.8
Debt extinguishment charges	—	—	—	0.9
Non-cash asset impairment charges	3.9	16.1	11.6	18.9

Total special Items	8.1	18.5	22.8	24.9
Paper Packaging
Debt extinguishment charges	—	—	—	0.2
Non-cash asset impairment charges	—	—	—	1.6

Total special Items	—	—	—	1.8
Flexible Products & Services
Restructuring charges	1.8	(0.1)	6.5	0.5
Debt extinguishment charges	—	—	—	0.2
Non-cash asset impairment charges	66.3	10.8	74.2	10.9

Total special Items	68.1	10.7	80.7	11.6
Land Management
Timberland gains	—	(17.3)	(17.1)	(17.3)

Total special Items	—	(17.3)	(17.1)	(17.3)

Total special items	$76.2	$11.9	$86.4	$21.0

[12]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

NET WORKING CAPITAL AND NET DEBT

UNAUDITED

(Dollars in millions)

	October 31, 2014	October 31, 2013 [13]
Current assets	$1,154.7	$1,100.3
Less: current liabilities	851.7	809.4

Working capital	303.0	290.9
Less: cash and cash equivalents	85.1	78.1

Net working capital	$217.9	$212.8

Long-term debt	$1,087.4	$1,207.2
Plus: current portion of long-term debt	17.6	10.0
Plus: short-term borrowings	48.1	64.1
Less: cash and cash equivalents	85.1	78.1

Net debt	$1,068.0	$1,203.2

[13]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA14

UNAUDITED

(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2014	2013 [15]	2014	2013 [15]
Net income	$(35.5)	$35.2	$44.9	$147.5
Plus: interest expense, net	20.3	21.6	81.8	85.1
Plus: income tax expense	50.8	39.2	115.0	98.8
Plus: depreciation, depletion and amortization expense	38.4	39.2	155.8	157.6
Less: equity earnings of unconsolidated affiliates, net of tax	1.0	1.4	1.9	2.9

EBITDA	$73.0	$133.8	$395.6	$486.1

Net income	$(35.5)	$35.2	$44.9	$147.5
Plus: interest expense, net	20.3	21.6	81.8	85.1
Plus: income tax expense	50.8	39.2	115.0	98.8
Plus: other expense, net	2.9	3.3	9.5	13.1
Less: equity earnings of unconsolidated affiliates, net of tax	1.0	1.4	1.9	2.9

Operating profit	37.5	97.9	249.3	341.6
Less: other expense, net	2.9	3.3	9.5	13.1
Plus: depreciation, depletion and amortization expense	38.4	39.2	155.8	157.6

EBITDA	$73.0	$133.8	$395.6	$486.1

[14]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.
[15]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA16

UNAUDITED

(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2014	2013 [17]	2014	2013 [17]
Rigid Industrial Packaging & Services
Operating profit	$46.7	$50.8	$170.1	$196.8
Less: other expense, net	2.8	2.2	6.8	8.9
Plus: depreciation and amortization expense	27.3	26.7	108.4	107.4

EBITDA	$71.2	$75.3	$271.7	$295.3
Paper Packaging
Operating profit	$41.4	$39.7	$125.8	$123.8
Less: other (income) expense, net	—	—	—	(0.2)
Plus: depreciation and amortization expense	7.2	7.6	29.8	30.3

EBITDA	$48.6	$47.3	$155.6	$154.3
Flexible Products & Services
Operating profit (loss)	$(56.2)	$(12.6)	$(78.6)	$(11.7)
Less: other expense, net	0.1	1.1	2.7	4.4
Plus: depreciation and amortization expense	2.6	4.0	13.3	15.2

EBITDA	$(53.7)	$(9.7)	$(68.0)	$(0.9)
Land Management
Operating profit	$5.6	$20.0	$32.0	$32.7
Plus: depreciation, depletion and amortization expense	1.3	0.9	4.3	4.7

EBITDA	$6.9	$20.9	$36.3	$37.4

Consolidated EBITDA	$73.0	$133.8	$395.6	$486.1

[16]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.
[17]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOW18

UNAUDITED

(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2014	2013 [19]	2014	2013 [19]
Net cash provided by operating activities	$145.0	$131.6	$261.8	$250.3
Less: Purchases of properties, plants, equipment and timber properties	(45.0)	(62.3)	(194.7)	(145.4)
Less: Acquisitions on companies, net of cash acquired	—	—	(53.5)	—
Plus: Proceeds from sales of properties, plants, equipment, timberland, businesses and other assets	94.7	29.5	164.9	41.5

Free Cash Flows	$194.7	$98.8	$178.5	$146.4

[18]	Free cash flow is defined as net cash provided by operating activities less capital expenditures, timberland purchases and acquisitions of companies, net of cash acquired, plus proceeds from sales of properties, plants, equipment, businesses, timberland and other assets.
[19]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2014	2013 [20]	2014	2013 [20]
Net sales:
North America	$514.9	$522.5	$2,011.5	$1,945.6
Europe, Middle East and Africa	376.4	400.0	1,596.2	1,610.6
Asia Pacific and Latin America	156.8	171.7	631.4	663.7

Total net sales	$1,048.1	$1,094.2	$4,239.1	$4,219.9

Operating profit:
North America	$106.2	$82.0	$257.1	$242.1
Europe, Middle East and Africa	(76.6)	10.4	(31.6)	83.9
Asia Pacific and Latin America	7.9	5.5	23.8	15.6

Total operating profit	$37.5	$97.9	$249.3	$341.6

Notes:	The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

[20]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2014	2013 [21]	2014	2013 [21]
Operating profit (loss):
Rigid Industrial Packaging & Services	$46.7	$50.8	$170.1	$196.8
Paper Packaging	41.4	39.7	125.8	123.8
Flexible Products & Services	(56.2)	(12.6)	(78.6)	(11.7)
Land Management	5.6	20.0	32.0	32.7

Total operating profit (loss)	37.5	97.9	249.3	341.6

Restructuring charges:
Rigid Industrial Packaging & Services	3.8	2.3	9.6	4.3
Flexible Products & Services	1.8	(0.1)	6.5	0.5

Total restructuring charges	5.6	2.2	16.1	4.8

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.4	0.1	1.6	0.8

Total acquisition-related costs	0.4	0.1	1.6	0.8

Timberland gains:
Land Management	—	(17.3)	(17.1)	(17.3)

Total timberland gains	—	(17.3)	(17.1)	(17.3)

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	3.9	16.1	11.6	18.9
Paper Packaging	—	—	—	1.6
Flexible Products & Services	66.3	10.8	74.2	10.9

Total non-cash asset impairment charges	70.2	26.9	85.8	31.4

Operating profit (loss) before special items [22]:
Rigid Industrial Packaging & Services	54.8	69.3	192.9	220.8
Paper Packaging	41.4	39.7	125.8	125.4
Flexible Products & Services	11.9	(1.9)	2.1	(0.3)
Land Management	5.6	2.7	14.9	15.4

Total operating profit (loss) before special items	$113.7	$109.8	$335.7	$361.3

[21]	Operating profit (loss) before special items is defined as operating profit (loss) plus restructuring charges plus acquisition-related costs plus non-cash impairment charges less timberland gains.
[22]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2014	2013 [23]	2014	2013 [23]
EBITDA [24]:
Rigid Industrial Packaging & Services	$71.2	$75.3	$271.7	$295.3
Paper Packaging	48.6	47.3	155.6	154.3
Flexible Products & Services	(53.7)	(9.7)	(68.0)	(0.9)
Land Management	6.9	20.9	36.3	37.4

Total EBITDA	73.0	133.8	395.6	486.1

Restructuring charges:
Rigid Industrial Packaging & Services	3.8	2.3	9.6	4.3
Flexible Products & Services	1.8	(0.1)	6.5	0.5

Total restructuring charges	5.6	2.2	16.1	4.8

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.4	0.1	1.6	0.8

Total acquisition-related costs	0.4	0.1	1.6	0.8

Timberland gains:
Land Management	—	(17.3)	(17.1)	(17.3)

Total timberland gains	—	(17.3)	(17.1)	(17.3)

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	3.9	16.1	11.6	18.9
Paper Packaging	—	—	—	1.6
Flexible Products & Services	66.3	10.8	74.2	10.9

Total non-cash asset impairment charges	70.2	26.9	85.8	31.4

EBITDA before special items [25]:
Rigid Industrial Packaging & Services	79.3	93.8	294.5	319.3
Paper Packaging	48.6	47.3	155.6	155.9
Flexible Products & Services	14.4	1.0	12.7	10.5
Land Management	6.9	3.6	19.2	20.1

Total EBITDA before special items	$149.2	$145.7	$482.0	$505.8

[23]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
[24]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs plus non-cash impairment charges less timberland gains.
[25]	The company corrected prior period accounting errors that occurred over a number of years with respect to accounting for deferred income tax assets and liabilities, income tax expense, liabilities for uncertain tax positions, intercompany revenue eliminations, inventory, fixed assets and other accruals. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements. Consequently, the Company has corrected these errors for all prior periods presented by revising the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

GUIDANCE EARNINGS PER SHARE

UNAUDITED

(Dollars in millions, except per share amounts)

2014		Class A	Class B
Net Income Attributable to Greif	$91.5	$1.56	$2.33
Q4 Asset Impairments	11.7	0.20	0.29
Q4 Goodwill Impairment	25.1	0.43	0.64
2014 Timberland Gains, net of tax	(10.5)	(0.18)	(0.26)

Guidance Earnings Per Share	$117.8	$2.01	$3.00